Exhibit 99.1

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
FirstEnterprises, Inc.

Opinion

We have audited the accompanying consolidated financial statements of FirstEnterprises, Inc. and subsidiaries which comprise the consolidated balance sheet as of March 30, 2025, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FirstEnterprises, Inc. and subsidiaries as of March 30, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audits of the Financial Statements section of our report. We are required to be independent of FirstEnterprises, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about FirstEnterprises, Inc.'s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of FirstEnterprises, Inc.'s internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about FirstEnterprises, Inc.'s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Carr, Riggs & Ingram, LLC
Cookeville, Tennessee
April 13, 2026

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FirstEnterprises, Inc.
Consolidated Balance Sheet

		March 30, 2025
Assets		
Current assets		
Cash and cash equivalents	$	903
Accounts receivable, net		77,516,803
Other current assets		10,171,376
Total current assets		87,689,082
Property and equipment, net		124,015,183
Finance lease right-of-use assets, net		92,195,375
Operating lease right-of-use assets, net		94,019,895
Other assets		9,794,921
Total assets	$	407,714,456
Liabilities and Stockholders' Equity		
Current liabilities		
Accounts payable	$	9,239,181
Accrued expenses		14,251,184
Claims and insurance accruals		33,505,153
Current maturities of operating lease liabilities		36,263,653
Current maturities of finance lease liabilities		27,864,440
Total current liabilities		121,123,611
Note payable		3,821,570
Deferred tax liability		12,046,000
Operating lease liabilities, less current maturities		58,902,105
Finance lease liabilities, less current maturities		51,574,012
Other liabilities		14,121,364
Total liabilities		261,588,662

Stockholders' equity	
Common stock - no par value, 200,000 shares authorized, 10,100 shares issued and 10,000 shares outstanding	200
Treasury stock, 100 shares at cost	(14,000,000)
Retained earnings	156,758,337
Noncontrolling interest	3,367,257
Total stockholders' equity	146,125,794
Total liabilities and stockholders' equity	$ 407,714,456

The accompanying notes are an integral part of these consolidated financial statements.

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FirstEnterprises, Inc.
Consolidated Statement of Income

For the year ended	*March 30, 2025*
Revenue	$ 631,981,405
Operating expenses	
Wages and benefits	270,335,947
Fuel and operating supplies	144,088,719
Claims and insurance	78,378,786
Depreciation and amortization	44,620,961
Gains on disposals of property and equipment	(2,075,820)
Rent and lease expense	47,399,266
General supplies and other operating expenses	11,393,566
Operating taxes and licenses	8,942,671
Purchased transportation	7,673,079
Communications and utilities	4,767,716
Total operating expenses	615,524,891
Operating profit	16,456,514
Other income (expense)	
Interest expense	(3,447,166)
Income before income taxes	13,009,348
Provision for income taxes	2,517,800
Net income	10,491,548
Less net income attributable to noncontrolling interest	(2,828,094)

Net income attributable to FirstEnterprises, Inc.	$	**7,663,454**

The accompanying notes are an integral part of these consolidated financial statements.

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FirstEnterprises, Inc.
Consolidated Statement of Changes in Stockholders' Equity

For the year ended March 30, 2025

	Common Stock	Treasury Stock	Retained Earnings	Noncontrolling Interest	Total
Balance at March 31, 2024	$ 200	$ (14,000,000)	$ 149,094,883	$ 4,724,416	$ 139,819,499
Distributions to noncontrolling interest	-	-	-	(4,185,253)	(4,185,253)
Net income	-	-	7,663,454	2,828,094	10,491,548
Balance at March 30, 2025	$ 200	$ (14,000,000)	$ 156,758,337	$ 3,367,257	$ 146,125,794

The accompanying notes are an integral part of these consolidated financial statements.

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FirstEnterprises, Inc.
Consolidated Statement of Cash Flows

For the year ended		*March 30, 2025*
Operating Activities		
Net income	**$**	**10,491,548**
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:		
Depreciation and amortization		**44,620,961**
Amortization of operating lease right-of-use assets		**35,228,185**
Provision for credit losses		**(832,000)**
Gain on equipment disposal		**(2,075,820)**
Deferred tax expense		**(3,332,000)**
Changes in operating assets and liabilities:		
Accounts receivable		**8,333,967**
Other current assets		**2,221,298**
Accounts payable		**(524,395)**
Accrued expenses		**(1,839,879)**
Claims and insurance accruals		**7,085,136**
Operating lease liabilities		**(34,650,929)**
Other liabilities		**2,419,021**
Net cash provided by operating activities		**67,145,093**
Investing Activities		
Purchases of property and equipment		**(33,062,109)**
Proceeds from sale of equipment		**15,902,736**
Change in other assets		**(674,435)**
Net cash used in investing activities		**(17,833,808)**
Financing Activities		
Distributions to noncontrolling interest		**(4,185,253)**
Paydowns on credit agreement		**(204,055,369)**
Draws on credit agreement		**187,740,971**
Principal payments on finance lease liabilities		**(28,822,881)**
Net cash used in financing activities		**(49,322,532)**
Net change in cash and cash equivalents		**(11,247)**
Cash and cash equivalents at beginning of year		**12,150**
Cash and cash equivalents at end of year	**$**	**903**

(Continued)

The accompanying notes are an integral part of these consolidated financial statements.

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FirstEnterprises, Inc.
Consolidated Statement of Cash Flows (Continued)

For the year ended		*March 30, 2025*
Supplemental disclosures of cash flow information:		
Cash paid during the year for:		
Interest	$	3,447,166
Income taxes	$	6,848,887
Supplemental disclosures of non-cash transactions:		
Lease liabilities arising from obtaining right-of-use assets		
Operating leases	$	17,306,791

The accompanying notes are an integral part of these consolidated financial statements.
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FirstEnterprises, Inc.
Notes to Consolidated Financial Statements

Note 1: DESCRIPTION OF THE BUSINESS

FirstEnterprises, Inc. and its subsidiaries (collectively, the "Company") is primarily engaged in the business of providing transportation and supply chain management. FirstFleet, Inc., Interactive Logistics, Inc. and FirstFinance and Properties, Inc. are all wholly owned subsidiaries of FirstEnterprises, Inc. FirstFleet, Inc. is a contract carrier which provides transportation services under contract with various shippers. The freight is primarily moved by company operated equipment; however, the Company contracts with other carriers to transport a portion of the freight. Interactive Logistics, Inc. provides brokerage services within the transportation industry. FirstFinance and Properties, Inc. owns all of the voting units of First Enterprise Properties, LLC which provides facilities for lease to FirstFleet, Inc. The non-voting units of First Enterprise Properties, LLC are held by a related party and are recorded as a noncontrolling interest in the accompanying consolidated financial statements.

Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of FirstEnterprises, Inc., its wholly-owned subsidiaries, and a real estate partnership (see Note 1). The Company consolidates an entity if the Company has a controlling financial interest in the entity. All significant intercompany balances and transactions have been eliminated. The Company accounts for noncontrolling interest in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805, *Business Combinations*. The Company reports noncontrolling interests in subsidiaries as equity in the consolidated financial statements, and discloses separately income or loss attributable to controlling and noncontrolling interests.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) provides authoritative guidance regarding U.S. GAAP through the Accounting Standards Codification (ASC) and related Accounting Standards Updates (ASUs).

Fiscal Year

The Company's fiscal year ends on the closest Sunday on or before March 31. The year ended March 30, 2025 consisted of 52 weeks.

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FirstEnterprises, Inc. Notes to Consolidated Financial Statements - 9 - Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Use of Estimates The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term are related to the valuation of self-insurance claims, litigation claims and the allowance for credit losses. Cash and Cash Equivalents Cash and cash equivalents include cash and all highly-liquid debt instruments with an original maturity of 90 days or less. Accounts Receivable Accounts receivable represent amounts owed to the Company which are expected to be collected within twelve months and are presented in the consolidated balance sheet net of the allowance for credit losses. Allowance for Credit Losses Management evaluates its receivables on an ongoing basis by analyzing customer relationships and previous payment histories. The allowance for credit losses is management’s best estimate of the amount of probable credit losses in the existing accounts based on current market conditions. Historically, losses on uncollectible accounts have been within management’s expectations. The allowance for credit losses is reviewed on a periodic basis to ensure there is sufficient reserve to cover any potential credit losses. When receivables are considered uncollectible, they are charged against the allowance for credit losses. Collections on accounts previously written off are included in income as received. The allowance for credit losses was $948,991 at March 30, 2025. Other Current Assets Other current assets include prepaid expenses, refundable income taxes, tires, fuel and parts inventories. Property and Equipment Land is carried at cost and all other property and equipment is stated at cost less accumulated depreciation. Expenditures for additions, major renewals, and betterments are capitalized and repairs and maintenance are charged to operations as incurred. Depreciation expense is recognized over the estimated useful lives of the property and equipment using the straight-line method. FirstEnterprises, Inc. Notes to Consolidated Financial Statements - 10 - Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Property and Equipment (Continued) Leasehold improvements are amortized over the shorter of the estimated useful life or remaining term of the lease. Impairment of Long-Lived Assets The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. Long-lived assets and certain intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. Claims and Insurance Accruals Claims and insurance accruals, both current and long-term, reflect the estimated total settlement costs of claims for workers’ compensation, health, cargo loss and damage, vehicle liability and physical damage. The Company is primarily self-insured for these losses and related liabilities but does carry insurance with third-party insurance carriers. Management periodically reviews the Company’s risk exposure and insurance coverage applicable to those risks and believes that sufficient insurance coverage is maintained. These costs are included in claims and insurance expense, except for workers’ compensation, which is included in wages and benefits. The liabilities are included in claims and insurance reserves based on estimates of claims incurred. Liabilities for unsettled claims and claims incurred but not yet reported are actuarially determined with respect to workers’ compensation, health and vehicle liability claims as of March 30, 2025. Liabilities for all other coverages are estimated based on management’s evaluation of the nature and severity of individual claims and past experience. The Company’s liability for claims and insurance totaled $41,375,153 at March 30, 2025. The long-term portions of these reserves was $7,870,000 at March 30, 2025 and are included in “Other liabilities” on the accompanying consolidated balance sheet. Revenue Recognition The Company recognizes revenue based upon when transportation and related services have been completed in accordance with the bill of lading (“BOL”) and contractual agreements with customers. Generally, performance obligations begin when the Company receives a BOL or an order from a customer and are satisfied when the delivery of a shipment is completed. FirstEnterprises, Inc. Notes to Consolidated Financial Statements - 11 - Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Revenue Recognition (Continued) Revenue is recognized for performance obligations under customer contracts at a point in time in accordance with the Accounting Standards Codification (“ASC”) 606. The average transit time to complete a shipment is substantially less than 24 hours. Billing for transportation services normally occurs after completion of the service and payment is generally due within 45 days after the invoice date. Income Taxes Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts for financial reporting purposes and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. The consolidated tax provision of the controlled group is allocated to the members based on their respective share of pretax income. Tax positions are recognized only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax position is recorded. The Company is subject to routine audits by taxing jurisdictions. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ended March 31, 2022 through 2025. The Company files multiple state tax returns with varying statutes of limitations. Interest Interest costs are charged to expense as incurred. Leases The Company leases certain equipment under noncancelable leases. The Company determines if a contract or arrangement contains a lease at inception. Leases are classified as finance or operating, with the classification affecting the pattern and classification of expense recognition over the lease term. A lease is classified as a finance lease if any of the following criteria are met: (i) ownership of the underlying asset transfers to the Company by the end of the lease term; (ii) the lease contains an option to purchase the underlying asset that the Company is reasonably expected to exercise; (iii) the lease term is for a major part of the remaining economic life of the underlying asset; (iv) the present value of the sum of lease payments and any residual value guaranteed by the Company equals or exceeds substantially all of the fair value of the underlying asset; or (v) the underlying asset is of a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease FirstEnterprises, Inc. Notes to Consolidated Financial Statements - 12 - Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Leases (Continued) term. A lease that does not meet any of the criteria to be classified as a finance lease is classified as an operating lease. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liabilities in the consolidated balance sheet. Finance leases are included in finance lease right-of-use (ROU) assets and finance lease liabilities in the consolidated balance sheet. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Management uses a risk-free rate or the implied interest rate within the lease based on the information available at the commencement date in determining the present value of lease payments for operating and finance ROU assets. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Subsequent Events Management has evaluated subsequent events through the date that the consolidated financial statements were available to be issued, April 13, 2026. See Note 11 for relevant disclosures. No subsequent events occurring after this date have been evaluated for inclusion in these consolidated financial statements. Recent Accounting Pronouncements In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which is often referred to as the CECL model, or current expected credit losses. Among other things, the amendments in the ASU require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The Company adopted ASU 2016- 13 on March 27, 2023. The impact of the adoption was not considered material to the consolidated financial statements and primarily resulted in enhanced disclosures only.

FirstEnterprises, Inc.
Notes to Consolidated Financial Statements

Note 3: CONCENTRATIONS

Revenue from four customers represents approximately 88% of total revenue for the year ended March 30, 2025. At March 30, 2025, the Company had approximately 86% of its accounts receivable due from four customers. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 4: PROPERTY AND EQUIPMENT

The components of property and equipment at March 30, 2025, are as follows:

	Estimated Useful Lives (in years)		March 30, 2025
Land		$	7,560,915
Buildings and improvements	5-30		30,491,738
Revenue equipment	5-12		208,155,298
Equipment	3-8		6,865,122
Construction in progress			696,105
			253,769,178
Less: accumulated depreciation			(129,753,995)
Total		$	124,015,183

Depreciation expense for the year ended March 30, 2025 approximated $29,975,000.

Note 5: ACCRUED EXPENSES

The components of accrued expenses at March 30, 2025 are as follows:

		March 30, 2025
Accrued salaries and wages	$	12,127,614
Accrued income taxes		363,241
Other accrued taxes		1,760,329
	$	14,251,184

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FirstEnterprises, Inc.
Notes to Consolidated Financial Statements

Note 6: NOTE PAYABLE

The Company has a credit agreement with a financial institution which was amended and extended subsequent to year end. The maximum commitment on the credit agreement is $55,000,000 or less depending on the calculated borrowing base for the year ended March 30, 2025. The total committed balance under the credit agreement is calculated by combining line of credit borrowings and irrevocable letters of credit issued. The credit agreement bears interest at 5.6% as of March 30, 2025 and is secured by accounts receivable, certain equipment and cash accounts of the Company. The outstanding balance as of March 30, 2025 was $3,821,570. The current credit agreement now expires on October 28, 2028. The remaining unfunded portion of the current borrowing base set forth in the credit agreement at March 30, 2025 was approximately $24,872,000. Certain financial covenants are imposed by the credit agreement. The Company is in compliance with all of the financial covenants.

Annual maturities of the note payable are as follows:

For the years ending March 30,		
2026	$	-
2027		-
2028		-
2029		3,821,570
Total		3,821,570
Less current maturities		-
Note payable balance	$	3,821,570

Note 7: COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has various property and equipment leases which expire at various dates through November 2030. The components of total lease cost were as follows for the year ended March 30, 2025:

For the year ended		**March 30, 2025**
Operating lease cost	**$**	**43,928,009**

Short-term lease cost	$	3,471,257

Finance lease cost		
Amortization of right-of-use asset	$	14,645,766
Interest on lease liabilities		2,574,929
Total finance lease cost	$	17,220,695

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FirstEnterprises, Inc.
Notes to Consolidated Financial Statements

Note 7: COMMITMENTS AND CONTINGENCIES (Continued)

The following table shows supplemental information related to leases for the year ended March 30, 2025:

For the year ended		**March 30, 2025**
Cash paid for amounts included in the measurement of lease liabilities:		
Operating cash flows from operating leases	$	34,650,929
Operating cash flows from finance leases	$	17,220,695
Financing cash flows from finance leases	$	28,822,881

The following table shows the weighted average lease term and weighted average discount rate related to leases as of March 30, 2025:

For the year ended	**March 30, 2025**
Weighted average remaining lease term	
Operating leases	2.5 years
Finance leases	2.1 years
Weighted average discount rate	
Operating leases	4.29%
Finance leases	2.83%

Future minimum lease payments under non-cancellable leases as of March 30, 2025, were as follows:

For the years ending March 30,		Operating Leases		Finance Leases
2026	$	39,530,835	$	29,393,421
2027		34,163,604		26,980,372
2028		18,615,337		12,557,623
2029		7,105,805		7,478,301
2030		2,194,429		4,520,969
Thereafter		-		5,098,649
Total future minimum lease payments		101,610,010		86,029,335
Less imputed interest		(6,444,252)		(6,590,883)
Present value of lease liabilities		95,165,758		79,438,452
Less current maturities		(36,263,653)		(27,864,440)
Lease liabilities	$	58,902,105	$	51,574,012

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FirstEnterprises, Inc.
Notes to Consolidated Financial Statements

Note 7: COMMITMENTS AND CONTINGENCIES (Continued)

The Company has established various irrevocable letters of credit with the beneficiaries being various insurance companies. Letters of credit outstanding at March 30, 2025 were $26,306,000.

The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. Some of these may be covered in whole or in part by insurance. Management believes that adequate provisions for resolution of all contingencies, claims and pending litigation have been made for probable and estimable losses and that the ultimate outcome of these actions will not have a material adverse effect on the consolidated financial position of the Company.

Note 8: INCOME TAXES

The Company's provision for income taxes consists of the following:

For the year ended		**March 30, 2025**
Current tax expense		
Federal	$	**4,713,200**
State		**1,136,600**
		5,849,800

Deferred tax expense		
Federal		(2,693,000)
State		(639,000)
		(3,332,000)
Total	$	2,517,800

The provision for income taxes differs from that computed by applying federal and state statutory rates to income before income tax expense due to income from First Enterprise Properties, LLC not being subject to federal income tax.

The components of the net deferred tax liability are as follows:

		March 30, 2025
Allowance for credit losses	$	240,000
Financial statement reserves not deductible		57,662,000
Depreciation of property and equipment		(69,948,000)
Net deferred tax liability	$	(12,046,000)

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FirstEnterprises, Inc. Notes to Consolidated Financial Statements - 17 - Note 8: INCOME TAXES (Continued) Valuation Allowance on Deferred Tax Asset Realization of deferred tax assets is dependent upon generating sufficient taxable income prior to their expiration. Management anticipates full realization of the deferred tax assets, therefore, no valuation allowance has been recorded at March 30, 2025. Note 9: DEFERRED COMPENSATION PLAN The Company has salary deferral agreements covering certain employees. The total deferred salary payable under these agreements was $6,251,364 for the year ended March 30, 2025, and these agreements are primarily funded by life insurance policies. Deferred compensation expense was approximately $313,000 for the year ended March 30, 2025. The deferred salary payable is included in other liabilities in the consolidated balance sheet. Note 10: EMPLOYEE BENEFIT PLAN The Company sponsors a 401(k) plan that covers all employees with 30 days of service that have attained the age of 21. Covered employees make elective salary deferrals subject to the limitations set forth by law. The Company matches a portion of the employee deferrals. The Company expensed contributions to the plan in the amount of $1,138,000 for the year ended March 30, 2025. Note 11: SUBSEQUENT EVENT On January 27, 2026, the Company’s stockholders agreed to the acquisition of the Company through entry into a Stock Purchase Agreement and a Real Estate Purchase Agreement with Werner Enterprises, Inc. The aggregate purchase price was approximately $283 million, which includes an earnout payment not to exceed $35 million. The acquisition of the Company was completed on January 27, 2026, pursuant to the terms of the Stock Purchase Agreement and Real Estate Purchase Agreement.